Exhibit 15.2

J&S ASSOCIATE PLT
202206000037 (LLP0033395-LCA) & AF002380
(Registered with PCAOB and MIA)	Tel: +603-4813 9469
B-11-14, Megan Avenue II	Email : info@jns-associate.com
12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Website : jns-associate.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (SEC File no. 333-291441) of our report dated May 15, 2025, relating to the consolidated financial statements appearing in the Annual Report on 20-F of PTL Ltd for the year ended December 31, 2024.

/s/ J&S Associate PLT

Kuala Lumpur, Malaysia

April 30, 2026